UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Rule 14a-12

Saturna Investment Trust
(Name of Registrant as Specified in Its Charter)

___________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

[X] No fee required.

[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

[   ] Fee paid previously with preliminary materials:

[   ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
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(4) Date Filed:

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Your vote is important and impacts the
fees you pay. Make your voice heard.

Fellow Shareowner,

We urgently request your voting action.

Recently, we sent you proxy material regarding a meeting of shareowners scheduled for January 10, 2023, for Sextant International Fund. Your shareowner meeting has been adjourned due to insufficient participation. This meeting will be reconvened on Monday, February 6, 2023, at 1:00 p.m. Pacific Time (4:00 p.m. Eastern Time).

The Proposal in the proxy material concerns the removal of the performance fee adjustment and requires an absolute majority to meet quorum. We are asking shareowners that have not voted their proxies, to participate by voting as soon as possible.

Voting your shares is fast and easy. If you have questions or need assistance, call 877-728-5037 and a proxy specialist will help you.

(graphic omitted) VOTE ONLINE	www.proxyvote.com Have your proxy card handy and follow the simple directions to complete the electronic voting instruction form.	(graphic omitted) VOTE BY PHONE	Without a proxy card Call 877-728-5037 (Weekdays 9am to 10pm) With a proxy card Call the number located on your ballot (With a touch-tone phone to vote using an automated system).

(graphic omitted) VOTE WITH A QR CODE	With a smartphone Vote by scanning the Quick Response Code or "QR Code" on the enclosed proxy card/voting instruction form.	(graphic omitted) VOTE BY MAIL	Vote processing Mark, sign and date the enclosed ballot and return it in the postage-paid envelope provided.

Thank you for your investment — and thank you for voting.		Your unique control number can be found on the enclosed ballot in the box marked with an arrow.

Sincerely,

Sextant Mutual Funds

SATURNA2022 ADJ

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